EXHIBIT 11

                            SYNOVUS FINANCIAL CORP.

                           COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                     (In thousands, except per share data)
                                  (Unaudited)



                                 Three Months Ended June 30,1999       Three Months Ended June 30, 1998
                              -----------------------------------      ---------------------------------
                                Net      Average       Net Income      Net       Average      Net Income
                              Income     Shares         Per Share      Income    Shares        Per Share
                              ------    ---------      ----------      -------   -------       ---------

EPS - Basic                  $50,919    271,182         $   0.19      $ 44,212    263,073        $  0.17


Effect of dilutive options                3,655                                     4,717
                             -------    -------                       --------    -------

EPS - Diluted                $50,919    274,837         $   0.19      $ 44,212    267,790        $  0.17

========================================================================================================




                                   Six Months Ended June 30,1999         Six Months Ended June 30, 1998
                              -----------------------------------      ---------------------------------
                                Net      Average       Net Income      Net       Average      Net Income
                              Income     Shares         Per Share      Income    Shares        Per Share
                              ------    ---------      ----------      -------   -------       ---------

EPS - Basic                  $99,108    270,916         $   0.37      $ 85,425    262,999        $  0.32


Effect of dilutive options                4,043                                     3,877
                             -------    -------                       --------    -------

EPS - Diluted                $99,108    274,959         $   0.36      $ 85,425    266,876        $  0.32

========================================================================================================
